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                                                                    Exhibit 3.42

                           SEATTLE-FIRST NATIONAL BANK
                             SUBORDINATION AGREEMENT

         The undersigned  Creditor is now or in the future may become a Creditor
of                       (herein  called  Debtor).
  -----------------------
     (Bank Customer)
Seattle-First National Bank (herein called Bank) is considering extending credit to Debtor, but is unwilling to do so unless debts or obligations of Debtor to Creditor be fully subordinated to the payment of Bank's loans and other extensions of credit. Present indebtedness and obligations of Debtor to Creditor are in the amount of $ and are represented or evidenced by:
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(State whether open account or describe any note, draft, lease or other evidence of the subordinated debt or obligation.)

         To  induce  the   extension   of  credit  by  Bank  to  Debtor  and  in
consideration of such loans, leases or other credit as the same may be made, the undersigned Creditor hereby agrees with Bank as follows:

         1. Until Debtor has fully repaid to Bank any and all loans and obligations now or hereafter owing by Debtor to Bank (and whether advanced now or in the future and as the same may be modified, renewed or extended, and including interest thereon and any charges or advances made or incurred by or for Bank in connection with such loans and obligations) all debts and obligations of Debtor to the undersigned Creditor whether now or hereafter owing, and including interest upon such debts and obligations, are fully subordinated to the repayment of Debtor's loans and obligations now or hereafter owing to Bank. This agreement is not terminated or affected by any intervening temporary "clean up" of Debtors obligation to Bank.

         2. Except as specifically authorized in writing by bank, the undersigned Creditor will not accept from Debtor any payment upon any such debts or obligations hereby subordinated, or interest thereon. If any such payments be received or come into the possession of Creditor, Creditor will forthwith pay such sums to Bank. If Creditor receives any payment or other distribution from Debtor's decedent or insolvent estate or otherwise with respect to the subordinated indebtedness and obligations, the proceeds thereof will be forthwith paid to Bank.

         3. This Subordination Agreement shall constitute an assignment to Bank of all rights of the undersigned in and to all distributions in any bankruptcy or insolvency, probate or intestacy proceeding with respect to the obligations hereby subordinated and any such distributions shall be forthwith paid to Bank. Creditor agrees to refrain from any act which is in any way inconsistent with or derogatory to this agreement or to the rights of Bank hereunder and Creditor agrees to do any further acts necessary or convenient to giving effect to the agreement.

         4. The Creditor hereby assigns to Bank any security interests, mortgages, deeds of trust, liens, or other encumbrances Creditor may now have or which it may hereafter acquire in any property of the Debtor, either real or personal, and which secures any of the debts or obligations subordinated hereby. The Creditor further agrees that such security interests, mortgages, deeds of trust, liens and other encumbrances are junior to any security interests, mortgages, deeds of trust, liens and other encumbrances now held or hereafter taken by Bank in Debtor's property.

         5. The Bank has the right to require that the Creditor deposit with and transfer to Bank all promissory notes, leases or other evidence of Debtor's indebtedness and obligations to Creditor which are subordinated hereby, endorsed

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in blank or to order of Bank (and agrees if demanded by Bank,  so to deposit any future evidence of Debtor's indebtedness and obligations to Creditor) (and if the subordinated indebtedness or obligation be an open account, not evidenced by written instrument. Creditor hereby assigns and transfers said account to Bank) with full authority to Bank at any time or from time to time as Bank may determine to undertake the collection thereof in the name of Bank or of Creditor by the institution of litigation, filing of claim or claims, or otherwise, to receive any sum or sums thus collected and to give valid acquittances therefor, applying any such sum thus collected first to the expenses of collection including a reasonable attorney's fee, second to the reduction of indebtedness and obligations then owing to Bank to which the payment of the debt or obligation thus collected in whole or in part is subordinated hereby, any excess to be delivered to or held for the benefit of Creditor.

         6. This agreement is for the benefit of Bank, its successors and assigns, and shall bind the undersigned Creditor and its heirs, personal representatives, successors and assigns. No notice is required by Bank of its acceptance of this agreement nor of the granting of loan or loans to Debtor in reliance hereon.

         7. Creditor is financially interested in Debtor or will receive other benefits as a result of any extensions of loans, leases or other credit by Bank to Debtor. If Creditor is married, Creditor's marital community is financially interested in Debtor or will receive other benefits as a result of any extension of loans, leases or other credit by Bank to Debtor.

         EXECUTED at                     ,                         ,19
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Name of Creditor
                ------------------------------------
AUTHORIZED SIGNATURE
                    --------------------------------
TITLE
     -----------------------------------------------

         The foregoing instrument is hereby approved and accepted by the undersigned Debtor therein referred to, and in consideration of the execution and acceptance thereof said Debtor, with and for the benefit of each of the parties thereto, agrees not to make any payment in violation thereof and waives the defense of the statute of limitations in any action brought to enforce or relating to any indebtedness or obligation which be said instrument is subordinated to the rights of said Bank.

         Dated                           , 19
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NAME OF DEBTOR
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AUTHORIZED SIGNATURE                         TITLE
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